Exhibit 23.1




                         CONSENT OF INDEPENDENT AUDITORS



We consent to the reference to our firm under the caption "Experts" and to the use of our report dated February 27, 2001, in Post Effective Amendment No. 1 to the Registration Statement (Form SB-2 No. 333-92599) and related Prospectus of SmartServ Online, Inc. for the registration of 1,342,939 shares of its common stock and in Post Effective Amendment No. 1 to the Registration Statement (Form SB-2 No. 333-34940) and related Prospectus of SmartServ Online, Inc. for the registration of 186,308 shares of its common stock.



                                                        /s/ ERNST & YOUNG LLP


New York, New York
January 26, 2002